UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  June 14, 2010

Lazard Group LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-126751	51-0278097
(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

212-632-6000
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective June 15, 2010, (i) Mr. Ashish Bhutani, a member of the board of directors of Lazard Group LLC  (“Lazard Group”), a Vice Chairman and Managing Director of Lazard Ltd (“Lazard”) and Chief Executive Officer of Lazard Asset Management LLC, assumed the responsibilities previously exercised by Mr. Charles G. Ward, III, with respect to Lazard Asset Management and became an executive officer of Lazard and Lazard Group and (ii) Mr. Ward, President of Lazard and Lazard Group, Chairman of Lazard’s Asset Management Group and Managing Director of Lazard Group, retired from the firm.

(e)

On June 14, 2010, Lazard, Lazard Group and Lazard Frères & Co. LLC entered into a letter agreement with Mr. Charles G. Ward, III (the “Letter Agreement”) that sets forth the terms of his retirement, which was effective June 15, 2010.  Mr. Ward’s rights pursuant to the Letter Agreement are expressly contingent upon his delivery to Lazard of an executed and irrevocable separation agreement and general release in favor of Lazard and its affiliates (the “Separation Agreement”) in the form attached as Appendix A of the Letter Agreement.

Pursuant to the terms of the Letter Agreement, Mr. Ward will be eligible to receive continued payment of his base salary and continued medical and dental benefits until September 30, 2010.  In addition, Mr. Ward’s Lazard restricted stock units will remain outstanding and continue to vest on their original vesting dates, subject to his compliance with the restrictive covenants described below.  Except as provided in the Letter Agreement or the Separation Agreement, Mr. Ward will not be entitled to any further compensation or benefits from Lazard following his retirement.

Mr. Ward will be eligible to receive the compensation and benefits under the Letter Agreement in consideration for his compliance with certain restrictive covenants in the agreement, including non-competition, non-solicitation of clients, no hire of employees, non-disparagement and confidentiality provisions.  In addition, the Letter Agreement extends the duration of the restrictive covenants to which Mr. Ward is already subject pursuant to the Agreement Relating to Retention and Noncompetition and Other Covenants by and among Mr. Ward, Lazard Group and Lazard, dated as of May 4, 2005, as amended May 7, 2008 (the “Retention Agreement”), and the agreements governing his Lazard restricted stock units and deferred cash award.  Pursuant to the Letter Agreement, the non-competition provisions will expire on September 30, 2010, the non-solicitation of clients provisions will expire on December 31, 2010, and the no hire of employees provisions will expire on June 30, 2011.  The Letter Agreement provides that Mr. Ward will be permitted to engage in discussions with certain specified clients prior to January 1, 2011, provided that Mr. Ward is not permitted to accept an engagement or assignment prior to January 1, 2011 without Lazard’s written consent.  Also, Lazard will be entitled to a percentage of any fees that arise from any engagement letter that is entered into prior to April 1, 2011 between Mr. Ward (or any firm with which he becomes affiliated) and any of such specified clients.

The payments and benefits under the Letter Agreement are in full satisfaction of all obligations of Lazard, Lazard Group and their affiliates to Mr. Ward under the Retention Agreement, any agreement governing his Lazard restricted stock units or deferred cash award and otherwise.

The preceding summary of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement attached as Exhibit 10.1 as though it was fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.      The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Letter Agreement, dated as of June 14, 2010, between Lazard Frères & Co. LLC, Lazard Group LLC, Lazard Ltd and Charles G. Ward, III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD GROUP LLC
(Registrant)
By:	/s/ Scott D. Hoffman
Name: Scott D. Hoffman
Title: Managing Director and General Counsel

Dated:  June 15, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Letter Agreement, dated as of June 14, 2010, between Lazard Frères & Co. LLC, Lazard Group LLC, Lazard Ltd and Charles G. Ward, III.